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                                                                    Exhibit 99.1

CONTACT INFORMATION:

Investors:
Kate Rajeck
Quokka Sports, Inc.
415/908-3800
investor.relations@quokka.com


Press:
Caryn Marooney
OutCast Communications
415/392-8282
caryn@outcastcom.com


                QUOKKA SPORTS ANNOUNCES CONVERTIBLE DEBT OFFERING

San Francisco, California (July 27, 2000) - Quokka Sports, Inc. (Nasdaq: QKKA) today announced its intention to issue convertible promissory notes in a private placement.

These securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Quokka Sports expects to use the net proceeds raised from the private placement, which is expected to be approximately $50 million, for working capital, debt refinancing and other general corporate purposes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

Cautionary Statement Under The Private Securities Litigation Reform Act Of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties, including the Company's ability to complete the financing on satisfactory terms, or at all, and its ability to meet anticipated capital needs, as well as the other risks detailed from time to time in the Company's SEC filings, including its Report on Form 10-K for the year ended December 31, 1999, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. Actual results could differ materially from those discussed and reported results should not be considered as an indication of future performance. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.